Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284054

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 26, 2024)

1,332,000 Shares of Common Stock

INNO HOLDINGS INC.

INNO Holdings Inc. (the “Company” or “we” or “our” or “us”) is offering 1,332,000 shares (“Shares”) of the Company’s Common Stock, no par value (“Common Stock”) at an offering price of $0.55 per Share, pursuant to a Securities Purchase Agreement dated as of January 16, 2026 (the “SPA”) that we have entered into with each of certain investors (each, an “Investor” and collectively, the “Investors”).

Our shares of Common Stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “INHD.” On January 14, 2026, the last reported sale price of our Common Stock on Nasdaq was $1.37 per share. As of December 15, 2025, the date we filed our latest annual report on Form 10-K for the fiscal year ended September 30, 2025, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $117,296,550, which we calculated based on 97,948,480 outstanding shares of common stock on a pre-reverse split basis as of December 15, 2025, of which 97,747,125 shares were held by non-affiliates, and a price per share of $1.2 as of October 20, 2025, which is a date within the previous 60 days.

As of the date of this prospectus supplement, we have offered an aggregate of approximately $39,435,000 of securities pursuant to our registration statement on Form S-3 (File No. 333-284054) filed with the U.S. Securities and Exchange Commission (“SEC”) on December 26, 2024 and declared effective by the SEC on January 10, 2025, including: (i) $529,000 of shares pursuant to a Prospectus Supplement filed on June 4, 2025; (ii) $1,200,000 of shares pursuant to a Prospectus Supplement filed on June 17, 2025; (iii) $1,536,000 of shares pursuant to a Prospectus Supplement filed on August 26, 2025; (iv) $7,200,000 of securities (comprising shares of Common Stock and pre-funded warrants that have all been exercised as of the date of this prospectus supplement); and (v) approximately $28.97 million of shares pursuant to a Prospectus Supplement filed on November 13, 2025.

We intend to use the proceeds from this offering for general corporate purposes, including working capital, daily operations and business expansions. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about January 23, 2026 , subject to satisfaction of certain customary closing conditions.

The date of this prospectus supplement is January 20, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any prospectus supplement or amendment thereof. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of thereof or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-284054) that we filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on January 10, 2025. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus in this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated By Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Throughout this prospectus supplement, unless otherwise designated or the context suggests otherwise,

●	generally, when we refer to this prospectus in this prospectus supplement, we are referring to both the prospectus supplement and the prospectus combined;

●	all references to “Inno Holdings Inc.,” “INNO,” the “Company,” “we,” “us,” “our” or other similar terms refer to Inno Holdings Inc., a Texas corporation, and its subsidiaries;

●	“year” or “fiscal year” means the year ending September 30th; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “may,” “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	Other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUPPLEMENT SUMMARY

Our Business

We are an innovative technology company that engages in the business of recycled consumer electronic devices. We source and purchase pre-owned consumer electronic devices such as smartphones and tablets from suppliers and sell the electronic devices to wholesalers that re-sell these products to their wholesale and/or retail customers in Southeast Asia, Middle East Asia, Europe and other regions. We conduct our business of recycled consumer electronic devices through two Hong Kong-based wholly-owned subsidiaries Lear Group Limited and Baymax High Technology Co., Limited, acquired by the Company in October and December 2024, respectively.

The recycled consumer electronic devices offered by us include smartphones (various models of iPhone) and tablets (various models of iPad). For the year ended September 30, 2025, revenues generated from recycled iPhones accounted for 100% of our revenue.

We expect to expand our products into more categories in the future including but not limited to laptops, such as MacBook, and other accessories, such as smartwatches and headphones.

Previously the Company engaged in the business of manufacturing cold-formed-steel and offering a range of services required to transform raw materials into precise steel framing products and prefabricated homes. In the second quarter of 2025, the Company decided to discontinue its cold-formed-steel business and sold all of the Company’s ownership in the subsidiaries through which the Company conducted its cold-formed-steel business. From March 2025 till April 2025, the Company completed the disposition of all its ownership or membership interests in its former wholly- and partially-owned subsidiaries, namely Inno Metal Studs Corp, Inno AI Tech Corp., Inno Disrupts Inc., and Castor Building Tech LLC.

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Recent Developments

December 2025 PIPE

On December 26, 2025, we entered into a securities purchase agreement (the “PIPE SPA”) with each of ten (10) non-U.S. investors relating to the issuance and sale of an aggregate of 3,000,000 shares of Common Stock on a post-split basis, at the market price of $1.31 per share, which was the closing price of the Common Stock on Nasdaq immediately prior to the execution of the PIPE SPA, for an aggregate purchase price of $3,930,000 (the “PIPE Transaction”). Immediately upon closing of the PIPE Transaction, the Company had a total of 7,081,224 shares of Common Stock issued and outstanding on a post-split basis.

Reverse Stock Split

On December 18, 2025, the Company filed an amendment to its certificate of formation with the Secretary of State of the State of Texas to effect a 1-for-24 reverse stock split, such that every holder of twenty-four (24) shares of common stock shall receive one (1) share of common stock after the reverse stock split, subject to rounding. No fractional shares were issued; instead, any fractional entitlements were rounded up to the next highest whole number at the participant level. The reverse stock split became effective on December 22, 2025 at 12:01 a.m., Eastern Time. Immediately upon effectiveness of the reverse stock split, the Company had a total of 4,081,224 shares of Common Stock issued and outstanding on a post-split basis.

At-the-Market Offering

On November 12, 2025, we entered into a sales agreement (the “Sales Agreement”) with Aegis Capital Corp. (the “ATM Sales Agent”), pursuant to which the Company may offer and sell, from time to time, to or through the ATM Sales Agent, shares of the Company’s common stock, with no par value, having an aggregate offering price of up to $50.0 million (the “ATM Offering”). The ATM Offering was made pursuant to a prospectus supplement dated November 13, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended, and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. As of the date of this prospectus supplement, we have issued 85,000,000 shares of common stock on a pre-split basis, and have received approximately $28.97 million from the ATM Offering.

September 2025 Registered Direct Offering

On September 10, 2025, we entered into a Securities Purchase Agreement (the “September 2025 SPA”) with certain institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “September 2025 Offering”), an aggregate of 1,200,000 shares of our Common Stock on a pre-split basis, at a purchase price of $3.60 per share and pre-funded warrants to purchase up to 800,000 shares of Common Stock on a pre-split basis, at a purchase price of $3.59999 per pre-funded warrant (equal to $3.60 minus the exercise price of $0.00001 per pre-funded warrant). The September 2025 Offering was made pursuant to a prospectus supplement dated September 11, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. The September 2025 Offering closed on September 11, 2025 and the Company received net proceeds of approximately $6.7 million. As of the date of this prospectus supplement, all pre-funded warrants issued in the September 2025 Offering have been exercised.

August 2025 Stockholder Approvals

On August 11, 2025, the Company convened a Special Meeting of Stockholders. At the meeting, stockholders approved (i) a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-25, to be effected at the discretion of the Board of Directors, and (ii) a potential issuance of up to an aggregate of 25,000,000 shares of common stock under the Standby Equity Purchase Agreement in order to comply with Nasdaq Listing Rule 5635(d). These approvals provide the Board with discretion to implement a reverse stock split and to issue additional shares under the SEPA (as hereinafter defined), which may affect the Company’s capital structure and result in dilution to existing stockholders.

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July Standby Equity Purchase Agreement (the “July 2025 SEPA”)

On July 4, 2025, we entered into the July 2025 SEPA with the Investors, pursuant to which we have the right, but not the obligation, to issue and sell, from time to time at our discretion, up to $6 million of shares of our common stock to the Investors at a price equal to 40%, or a percentage between 20% and 40% as determined by us, of the Minimum Price (as defined in Nasdaq rules) of $1.20, subject to specified limitations and conditions, including a $0.5 million minimum per drawdown and a 9.99% beneficial ownership cap per investor. The July 2025 SEPA has a three-year term and may be terminated earlier by us, and we expect to use any proceeds for working capital and general corporate purposes. As of the date of this prospectus supplement, we have issued $1,536,000 of shares of our common stock under the July 2025 SEPA. The July 2025 SEPA was terminated by mutual agreement between the Investors and the Company on December 30, 2025.

Registered Direct Offering

On June 2, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “June 2025 Offering”), an aggregate of 1,058,000 shares (the “June 2025 Shares”) of its common stock on a pre-split basis at a purchase price per share of $0.50. The June 2025 Shares were offered pursuant to a prospectus supplement dated June 4, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. The June 2025 Offering closed on June 6, 2025 and the Company received gross proceeds of $529,000.

Disposition of Investments

On April 8, 2025, we entered into a Share Purchase Agreement (the “IDI Agreement”) with Strucraft Group Limited and Inno Disrupts Inc., a Texas corporation and our wholly owned subsidiary (“IDI”). Pursuant to the IDI Agreement, we sold all of the issued and outstanding shares of IDI, to Strucraft Group Limited for an aggregate purchase price of $100.

On March 28, 2025, we entered into a Membership Interest Purchase Agreement (the “Agreement with CM”) with Strucraft Group Limited, a Marshall Islands limited corporation (the “Buyer”), and Core Modu LLC, a Texas limited liability company (“CM”). Pursuant to the Agreement with CM, we sold all of the membership interests we own in CM, which represents 15% of the outstanding membership interest in CM, to the Buyer for an aggregate purchase price of $700,000, payable in four equal installments with the initial payment due on March 31, 2025, the closing date. In addition, on the same date, we entered into a separate Membership Interest Purchase Agreement (the “Agreement with CBT”) with the Buyer and Castor Building Tech LLC, a California limited liability company (“CBT”). Pursuant to the Agreement with CBT, we sold all of the membership interests we own in CBT, which represents 55% of the outstanding membership interest in CBT, to the Buyer for an aggregate purchase price of $1,000. The transactions contemplated by the Agreement with CBT closed on March 31, 2025.

2025 Omnibus Incentive Plan

In February 2025, our Board adopted, and our stockholders subsequently approved on March 17, 2025, the Inno Holdings Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), which provides for the issuance of equity awards, including options, restricted stock, stock appreciation rights, restricted stock units, performance awards and other stock-based awards, to eligible directors, officers, employees and consultants. The 2025 Plan is intended to encourage our profitability and growth through short-term and long-term incentives that are consistent with our objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants and give the Company a significant advantage in attracting and retaining key employees, officers, directors and consultants. The maximum number of shares of common stock initially reserved for issuance under the 2025 Plan is 880,000 shares on a pre-split basis, of which shall automatically increase on the first (1st) trading day of January of each calendar year during the term of the 2025 Plan, beginning in 2026, by an amount equal to the lesser of (i) 20% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year and (ii) a maximum of 5,000,000 additional shares, as determined by the administrator of the 2025 Plan minus the total number of reserved and available shares under the Inno Holdings Inc. 2023 Omnibus Incentive Plan. As of the date of this prospectus supplement, 880,000 shares of our common stock have been issued under the 2025 Plan.

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Disposition of Subsidiaries

On March 4, 2025, we entered into a Share Purchase Agreement (the “AL Agreement”) with Architectix Limited, a British Virgin Islands company, Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the AL Agreement, we sold all issued and outstanding shares of our wholly owned subsidiaries, IMSC and AT, to the Buyer for an aggregate purchase price of $1,000 in cash.

January Standby Equity Purchase Agreement (“January 2025 SEPA”)

On January 28, 2025, we entered into the January 2025 SEPA with the Investors, pursuant to which we have the right, but not the obligation, to issue and sell, from time to time at our discretion, up to $15 million of shares of our common stock to the Investors at a price equal to 40%, or a percentage between 20% and 40% as determined by us, of the Minimum Price, or $3.75, subject to specified limitations and conditions, including a $1 million minimum per drawdown and a 9.99% beneficial ownership cap per investor. The January 2025 SEPA has a three-year term and may be terminated earlier by us, and we expect to use any proceeds for working capital and general corporate purposes. No shares have been issued under the January 2025 SEPA as of the date of this prospectus supplement.

Dismissal and Appointment of Independent Registered Public Accounting Firm

On January 13, 2025, we dismissed Simon & Edward, LLP as our independent registered public accounting firm, effective immediately. On January 13, 2025, the Audit Committee of the Board approved the engagement and appointment of JWF Assurance PAC to serve as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2025.

Departure and Appointment of Certain Officer and Directors

On January 3, 2025, the Board accepted the resignation of Tianwei Li from his position as our Chief Financial Officer. In addition, the Board appointed Mengshu Shao to fill the Chief Financial Officer vacancy and to hold such position until her resignation, removal or the appointment of her successor.

Business Developments

On December 13, 2024, we announced that the Company is now developing a new venture in electronic products trading while expanding its sales and distribution network across Asia. Furthermore, since December 2024, INNO has been undergoing a digital transformation in marketing, distribution and sales. This transformation aims to expand the Company’s reach into various electronic products and redefine the landscape of online marketing, sales and distribution.

On August 6, 2025, Lear Group Limited (“Lear”), the Company’s subsidiary, entered into an equity investment agreement (the “EIA”) with a company (the “Target Company”) based in Hong Kong and engaged in the technological development and sales of electronic products. Under the EIA, Lear invested $1.2 million to acquire a 15% equity interest in the Target Company. This investment is intended to strengthen our market presence in Hong Kong and further enhance our opportunities for business collaborations.

Corporate Information

Our principal executive office is RM1, 5/F, No. 43 Hung To Road, Kwun Tong, Kowloon, Hong Kong 999077. Our corporate website address is https://www.innoholdings.com. Our telephone number is (800) 909-8800.

Corporate Structure

The Company was incorporated in Texas on September 8, 2021. It originally had three subsidiaries, Inno Metal Studs Corp (“IMSC”), Castor Building Tech LLC (“CBT”), and Inno Research Institute LLC (“IRI”).

On January 21, 2024, the Company established Inno Disrupts Inc., a wholly owned subsidiary in Texas (“IDI”). The purpose of Inno Disrupts Inc. is to remodel buildings using the Company’s framing steel products, enhance producing and marketing capabilities, manage the designated buildings in US, and other activities.

On January 27, 2024, the Company and the minority shareholder of IRI agreed to dissolve IRI, a subsidiary of IMSC with 65% ownership. The R&D activities previously carried out by IRI will be transferred to the new subsidiary, Inno AI Tech Corp.

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On February 11, 2024, the Company formed Inno AI Tech Corp., a wholly owned entity in Texas to conduct AI tech research and consulting activities.

On October 18, 2024, the Company completed the acquisition of 10,000 shares of Lear Group Limited (“Lear”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Lear became a wholly-owned subsidiary of the Company. The acquisition of Lear was undertaken to support the Company’s entry into a new business initiative focused on electronic product trading.

On December 13, 2024, the Company completed the acquisition of 10,000 shares of Baymax High Technology Co., Limited (“Baymax”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Baymax became a wholly-owned subsidiary of the Company.

On March 4, 2025, the Company entered into a Share Purchase Agreement (the “AL Agreement”) with Architectix Limited, a British Virgin Islands company, Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the AL Agreement, we sold all issued and outstanding shares of our wholly owned subsidiaries, IMSC and AT, to Architectix Limited for an aggregate purchase price of $1,000 in cash.

On March 28, 2025, the Company entered into a Membership Interest Purchase Agreement with Strucraft Group Limited, pursuant to which the Company sold all the membership interest it owns in CBT, which represents 55% of the outstanding membership interest in CBT, for an aggregate purchase price of $1,000 in cash.

On April 8, 2025, we entered into a Share Purchase Agreement (the “IDI Agreement”) with Strucraft Group Limited and Inno Disrupts Inc., a Texas corporation and our wholly owned subsidiary (“IDI”). Pursuant to the IDI Agreement, we sold all of the issued and outstanding shares of IDI, to Strucraft Group Limited for an aggregate purchase price of $100 in cash.

On January 5, 2026, the Company established Equicap Holdings Limited, a subsidiary wholly owned by the Company and incorporated in the British Virgin Islands.

Below is the corporate structure of the Company as of the date of this prospectus supplement:

Going Concern

As of September 30, 2025, our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Information Regarding our Capitalization

As of January 6, 2025, we had 7,081,224 shares of common stock issued and outstanding on a post-split basis. Additional information regarding our issued and outstanding securities may be found under “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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SUMMARY OF THE OFFERING

Common stock offered by us	1,332,000 shares of common stock at a price of $0.55 per share.

Common stock to be outstanding after the Offering:(1)	8,413,224 shares of common stock

Use of Proceeds:	We estimate the net proceeds to us from this offering will be approximately $732,600.00. We intend to use the proceeds from this offering for general corporate purposes , among other things, including without limitation, working capital, operations and business expansions. See “Use of Proceeds” beginning on page S-12.

Risk Factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page S-10 of this prospectus supplement before deciding whether or not to invest in shares of our Common Stock.

Transfer agent and registrar:	VStock Transfer, LLC

Nasdaq symbols:	“INHD”

(1)	The number of shares of common stock outstanding before this Offering is based on 7,081,224 shares of our common stock outstanding as of January 6, 2026.

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RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks listed below and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus. There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material. If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to this Offering and Ownership of our Securities

Our financial statements have been prepared on a going-concern basis, our auditors have issued a report raising substantial doubt of our ability to continue as a going concern, and our continued operations are in doubt.

As of September 30, 2025, the Company had total cash and cash equivalent of $10,130,942 and accumulated deficit of $14,818,007. For the year ended September 30, 2025, the Company had incurred a net loss of $7,009,846 and net cash used cash in operations of $4,728,738. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of September 30, 2025, our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. Based on our current operating and investing plan, the management has concluded that substantial doubt is not alleviated regarding the Company’s ability to continue as a going concern for 12 months from the date of issuance of these financial statements. The financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and the unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Even though we have raised additional capital from public and private offerings during the past year and we expect to obtain additional funds from this offering, we cannot provide assurance that the funds obtained from this offering or any future public or private capital raising efforts will be sufficient. We may be required to raise additional capital to continue to fund operations and capital expenditure in the near future. The uncertainties surrounding our ability to access capital when needed and the availability of sufficient funds creates substantial doubt about our ability to continue as a going concern. If additional funds are required, we may need to issue debt or further sell our equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time other than any funds obtained before and pursuant to this offering. Our ability to access capital when needed is not assured and, if not achieved on a timely basis, will materially harm our business, financial condition and results of operations. These uncertainties create substantial doubt about our ability to continue as a going concern.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuation, trading of our common stock could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all.

Our stock prices have experienced substantial volatility in the past, often based on factors that we believe are unrelated to the our business or financial performance or prospects. We believe that trading in our stock has been and will likely continue to be subject to significant volatility. These factors include macroeconomic developments in North America, Hong Kong and globally and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our common stock include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us, a reduction in trading volume and general market interest in our common stock may affect an investor’s ability to trade significant numbers of shares of our common stock; the size of our public float may limit the ability of some institutions to invest in our common stock. As a result of any of these factors, the market price of our common stock at any given point in time may not accurately reflect our long-term value. The price of our common shares may increase or decrease in response to a number of events and factors, including: changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common stock. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

The market price of our common stock is affected by many other variables which we believe are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for shares of our common stock and the attractiveness of alternative investments. The effect of these and other factors on the market price of our common stock is expected to make our common stock price volatile in the future, which may result in losses to our investors.

Future sales by stockholders, or the perception that such sales may occur, may depress the price of our common stock.

The sale or availability for sale of substantial amounts of our shares in the public market or exercise of common stock warrants and options or settlement of restricted stock units, if any, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. We cannot predict the timing, size or terms of future issuances, and shareholders may suffer significant and substantial dilution.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our Company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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We have effected reverse stock splits in the past and may be required to effect additional reverse stock splits in the future to maintain compliance with Nasdaq’s continued listing requirements.

Nasdaq rules require listed companies to maintain a minimum bid price of $1 per share for their common stock. We have effected multiple reverse stock splits of our outstanding Common Stocks in the past. If our Common Stock fails to meet this or other continued listing requirements, we may choose to implement one or more reverse stock splits in the future in order to regain or maintain compliance. There can be no assurance that any such reverse stock split would result in a sustained increase in our stock price sufficient to maintain compliance with Nasdaq’s requirements. Historically, companies that effect reverse stock splits often experience a subsequent decline in the market price of their common stock. In addition, a reverse stock split may reduce the liquidity of our common stock, increase stock price volatility, and negatively affect investor perception. Furthermore, the implementation of excessive reverse stock splits could reduce or eliminate our ability to qualify for compliance periods to cure any future non-compliance with Nasdaq’s minimum bid price requirements. If we are unable to maintain compliance with Nasdaq’s continued listing requirements, our common stock could be delisted, which would likely reduce its liquidity and market price and adversely affect our ability to raise capital and the value of our stockholders’ investment.

There is no assurance that the Company will be profitable or that dividends will be paid.

There is no assurance that we will be profitable or that we will pay dividends. We may not earn profits in the future, and any profitability, if achieved, may not be sustained. Future revenues may be insufficient to generate the funds required to continue our business development and marketing activities. Even if we become profitable, we do not currently intend to pay cash dividends, and any decision to do so would be at the discretion of our board of directors based on our financial condition, results of operations, capital requirements, and other relevant factors. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts, delay or curtail development activities, seek additional financing on unfavorable terms, or forego certain business opportunities.

We may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our common stock.

As a company listed and publicly traded on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing status. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital in the future.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past, companies that experienced volatility in the market price of their securities were subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

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IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We estimate the gross proceeds to us from the sale of our common stock from this offering will be approximately $732,600.00. We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this Offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, support our operations, and finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Texas law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 30, 2025. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 85,000,000 shares on a pre-split basis pursuant to the Sales Agreement dated November 12, 2025 for net proceeds of approximately $28 million after deducting estimated fees and expenses, and the issuance of 3,000,000 shares on a post-split basis issued to certain investors pursuant to the Securities Purchase Agreement dated December 26, 2025 for net proceeds of approximately $3.9 million after deducting estimated fees and expenses; and

●	on a pro forma adjusted basis to reflect our receipt of the net proceeds our sale and issuance of 1,332,000 shares of common stock in this offering for net proceeds of approximately $732,600.

You should read the following table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements for the quarter ended June 30, 2025 and fiscal year ended September 30, 2024, and the related notes thereto, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and Annual Report on Form 10-K for the fiscal year ended September 30, 2025, respectively, and incorporated by reference into this prospectus supplement.

	Actual	Pro Forma	Pro Forma as adjusted
Cash, cash equivalents and investments	$10,130,942	$42,030,942	$42,763,542

Short term debts (including short term loans from related parties)	$50,000	$50,000	$50,000
Stockholders’ Equity
Common stock, no par value; 100,000,000 shares authorized at September 30, 2025; 12,948,480 shares on a pre-split basis issued and outstanding at September 30, 2025, actual; 7,081,224 shares issued and outstanding on a post-split basis, pro forma; 8,413,224 shares issued and outstanding on a post-split basis, pro forma as adjusted	$-	$-	-
Additional paid-in capital	$29,984,734	$61,884,734	$62,617,334
Accumulated deficit	$(14,818,007)	$(14,818,007)	$(14,818,007)
Total stockholders’ equity	$15,166,727	$47,066,727	47,799,327
Total capitalization	$15,216,727	$47,116,727	47,849,327

S-12

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2025 was approximately $12.97 million or approximately $1 per share of common stock based on 12,948,480 outstanding shares of common stock on a pre-split basis on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2025.

Our pro-forma net tangible book value as of September 30, 2025 was approximately $44.87 million, or approximately $6.34 per share of common stock on a post-split basis. Our pro-forma net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to our issuance of 85,000,000 shares on a pre-split basis pursuant to the Sales Agreement dated November 12, 2025 for net proceeds of approximately $28 million after deducting estimated fees and expenses, and our issuance of 3,000,000 shares on a post-split basis issued to certain investors pursuant to the Securities Purchase Agreement dated December 26, 2025 for net proceeds of approximately $3.9 million after deducting estimated fees and expenses. Pro-forma net tangible book value per share represents our pro-forma net tangible book value divided by the total number of shares of common stock outstanding as of September 30, 2025, after giving effect to the pro-forma adjustments described above.

Our pro-forma as adjusted net tangible book value as of September 30, 2025 was approximately $45.6 million, or approximately $5.42 per share of common stock on a post-split basis. Our pro-forma as adjusted net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to 1) our issuance of 85,000,000 shares on a pre-split basis pursuant to the Sales Agreement dated November 12, 2025 for net proceeds of approximately $28 million; 2) our issuance of 3,000,000 shares on a post-split basis issued to certain investors pursuant to the Securities Purchase Agreement dated December 26, 2025 for net proceeds of approximately $3.9 million; and 3) our issuance and sale of shares of common stock for net proceeds of approximately $732,600 of this offering. Pro-forma as adjusted net tangible book value per share represents our pro-forma as adjusted net tangible book value divided by the total number of shares of common stock outstanding as of September 30, 2025, after giving effect to the pro-forma adjustments described above. This represents an immediate decrease in pro-forma net tangible book value of approximately $0.92 per share to existing stockholders and an immediate dilution of approximately $(4.87) per share to new investors. The following table illustrates this calculation on a per share basis.

After giving effect to the sale of shares of common stock in this offering at the public offering price of $0.55 per share of common stock, our as adjusted pro-forma net tangible book value would be approximately $45.6 million, or approximately $5.42 per share of common stock on a post-split basis, as of September 30, 2025. This represents an immediate decrease in pro-forma net tangible book value of approximately $0.92 per share to existing stockholders and an immediate dilution of approximately $(4.87) per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$0.55
Historical net tangible book value per share as of September 30, 2025	$1.00
Pro-forma tangible book value per share as of September 30, 2025	$6.34
Increase in pro-forma net tangible book value per share attributable to the pro forma adjustments described above	$5.33
Pro-forma as adjusted tangible book value per share as of September 30, 2025	$5.42
Decrease in pro-forma as adjusted net tangible book value per share attributable to the pro forma adjustments described above	$0.92
As adjusted pro-forma net tangible book value per share after giving effect to this offering		$5.42
Dilution per share to investors in this offering		$(4.87)

In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-13

DESCRIPTION OF SECURITIES

Description of the Common Stock We are Offering

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” starting on page 9 of the accompanying prospectus. As of December 22, 2025, we effected an 1-for-24 reverse stock split, such that every holder of twenty-four (24) shares of common stock shall receive one (1) share of common stock after the reverse stock split, subject to rounding. As of January 6, 2026, we had 7,081,224 shares of common stock outstanding on a post-split basis.

S-14

PLAN OF DISTRIBUTION

We are offering up to 1,332,000 shares of our common stock, with no par value, at a price of $0.55 per share, pursuant to this prospectus supplement and the securities purchase agreement dated January 16, 2026 that we entered into with each of certain investors. The agreement includes representations and warranties by us and each investor. The offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the investors and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing. This offering does not involve any investment bank, broker-dealer or placement or sales agent.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors, based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Expenses

We will pay all of our expenses (including legal fees, printing costs and various other expenses) in connection with the registration, offering, and issuance of the shares to the investors pursuant to the securities purchase agreement. The shares offered under this prospectus supplement are being offered directly to the inventors without a placement agent or underwriter and we are not paying any underwriting discounts or commissions in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Trading Market

Our Common Stock Common Stock is listed on the Nasdaq Capital Market under the symbol “INHD.”

S-15

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. We are being represented by Kirton McConkie, PC with respect to certain legal matters as to Texas State law.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2025 and 2024 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and incorporated by reference into in this prospectus have been audited by JWF Assurance PAC and Simon & Edward, LLP, respectively, both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) with the U.S. Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the web site that the SEC maintains at www.sec.gov. We file annual, quarterly and current reports and other information with the SEC.

S-16

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended September 30, 2025 filed with the SEC on December 15, 2025;

●	our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the SEC on December 9, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 filed with the SEC on February 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 2, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on July 28, 2025;

●	our Preliminary Schedule 14A filed with the SEC on February 6, 2025, and our Definitive Schedule 14A filed with the SEC on February 18, 2025;

●	our Preliminary Schedule 14A filed with the SEC on July 15, 2025, and our Definitive Schedule 14A filed with the SEC on July 29, 2025;

●	our Current Reports on Form 8-K filed with the SEC on October 8, 2024, October 15, 2024, October 16, 2024, October 24, 2024, November 1, 2024, November 19, 2024, November 26, 2024, December 13, 2024, December 17, 2024,/December 17, 2024, December 23, 2024, January 3, 2025, January 16, 2025, January 29, 2025, March 10, 2025, March 18, 2025, March 31, 2025, April 3, 2025, June 6, 2025, July 8, 2025, August 13, 2025, September 10, 2025, September 12, 2025, November 13, 2025, December 18, 2025, December 22, 2025, December 29, 2025 and January 8, 2026, other than any portions thereof deemed furnished and not filed; and

●	our Registration Statement on Form S-8 filed with the SEC on July 9, 2025;

●	our description of our common stock contained in the Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on January 16, 2024.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

RM1, 5/F, No. 43 Hung To Road, Kwun Tong

Kowloon, Hong Kong 999077

(800) 909-8800

You may also access these filings on our website at https://www.innoholdings.com or at the SEC’s website at www.sec.gov. We do not incorporate the information on our website into this prospectus and you should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

S-17

Prospectus

INNO HOLDINGS INC.

$150,000,000

Common Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell shares of common stock, debt securities, rights or warrants to purchase common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock or debt securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $150,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “INHD.” On December 23, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.70 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $17,345,957.2, based on 4,209,127 shares of outstanding common stock, of which 3,569,127 shares are held by non-affiliates, and a share price of $4.86 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on December 24, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 9 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated     , 2024.

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise requires, we use the terms “INNO,” “Company,” “we,” “us,” and “our” in this prospectus to refer to Inno Holdings Inc. and, where appropriate, our subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “INNO” refer to Inno Holdings Inc.; and the term “securities” refers to the shares of our Common Stock registered hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to continue as a going concern;

●	our lack of operating history;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	our dependence on third-parties to manufacture our products;

●	our ability to maintain or protect the validity of our intellectual property;

●	interpretations of current laws and the passages of future laws;

●	the accuracy of our estimates regarding expenses and capital requirements;

●	our ability to adequately support organizational and business growth; and

●	the continued spread of COVID-19 and the resulting global pandemic and its impact on our financial condition and results of operations.

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The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARK

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY

This summary highlights information about our Company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “INNO” “the Company,” “we,” “us” and “our” refer to Inno Holdings Inc., a Texas corporation, and its subsidiaries.

Overview

Inno Holdings Inc. (“INNO,” “we,” “us,” or “Company”) is an innovative building-technology company with a mission to transform the construction industry with our proprietary cold-formed steel-framing technology and other building innovations. INNO recognized the inherent inefficiency and waste in traditional lumber-based construction techniques and sought to develop steel-based construction technologies to solve the problems. INNO takes its name from “innovation” and is committed to the research and development of steel studs/tracks/headers, providing higher performance and greater efficiencies in all aspects of construction, making better structural solutions for both commercial and residential buildings, resulting in substantial labor cost savings, in our view. The Company’s products are created using a combination of intelligent machines and cutting-edge techniques to provide an optimal design solution of framing for engineers, builders, and construction companies. We are currently a manufacturer of cold-formed-steel members and we offer a full range of services required to transform raw materials into precise steel framing products and prefabricated homes. We sell these finished products either to businesses or directly to customers. The finished products and cold-formed-steel members are used in a variety of building types, including residential, commercial, industrial, and infrastructure. We hope to transform the building industry by reducing construction times while providing more affordable, environmentally sustainable, and durable solutions compared to traditional construction materials and methods. We believe we are also well positioned to disrupt the construction industry, which now accounts for $10 trillion of the global economy.

We work with our customers to manufacture products in accordance with the customers’ drawings and specifications. Our work complies with specific national and international codes and standards applicable to the construction industry. We believe that we have earned our reputation through outstanding technical expertise, attention to detail, and a total commitment to excellence in customer service.

Our primary manufacturing operations are located on approximately five acres in Brookshire, Texas. Our facility houses state-of-the-art equipment that gives us the capability to manufacture 15,000 linear feet of product per day. We offer a full range of services such as structural designs, metal stud production, and preassembly of metal studs into steel wall panels, which are required to transform raw materials into finished products that are compliant with local building codes. Our manufacturing capabilities include fabrication operations, such as cutting, punching, forming and assembling, and machine operations, which includes computer numerical controlled (“CNC”) machine operations. We also provide support services for our manufacturing capabilities: manufacturing engineering (planning, fixture and tooling development, and manufacturing), quality control (inspection and testing), materials procurement, production control (scheduling, project management, and expediting), and final assembly.

All manufacturing at our facility is done in accordance with our written quality assurance program, which meets specific national codes as well as international codes, standards, and specifications. For example, we have ICC-ES evaluation reports (ESR-4641) that show that our cold-formed steel-framing members are compliant with the 2018 and 2015 International Building Code (“IBC”), 2019 California Building Code (“CBC”), and 2020 Florida Building Code. The standards used for each customer project are specific to each customer’s needs, and we have implemented those standards into our manufacturing operations.

In 2024, we successfully launched a new revenue stream through our newly established subsidiary, Inno AI Tech Corp., which specializes in research and consulting services.

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Recent Developments

September 2024 Share Transfers

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA I”), by and between the Company, Zfounder Organization Inc. (“Zfounder”) as the “SPA I Seller,” West Lake Club Inc. (“West Lake Club”), Next Level Market Fund Inc. (“Next Level”) and each of the investors signatory thereto (the “SPA I Investors”). Pursuant to SPA I, the SPA I Seller agreed to sell 100,000 privately held shares (the “SPA I Shares”) of common stock, no par value (“Common Stock”) of the Company to the SPA I Investors for a total purchase price of $300,000 (the “SPA I Purchase Price”). SPA I closed on October 10, 2024.

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA II”), by and between the Company, Zfounder as the “SPA II Seller” and each of the investors signatory thereto (the “SPA II Investors”). Per SPA II, the SPA II Seller agreed to sell 742,578 privately held shares (the “SPA II Shares”) of Common Stock to the SPA II Investors for a total purchase price of $2,700,000 (the “SPA II Purchase Price”). SPA II closed on October 29, 2024.

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA III” and, together with SPA I and SPA II, the “SPAs”), between the Company, Zfounder, West Lake Club, Next Level (together with West Lake Club and Zfounder, each a “SPA III Seller” and, collectively the “SPA III Sellers”) and each of the investors signatory thereto (the “SPA III Investors”). Pursuant to SPA III, the SPA III Sellers agreed to sell 842,578 privately held shares of Common Stock to the SPA III Investors for a total purchase price of $4 million. The conditions to close the transactions contemplated by SPA III include, among other things: (i) the resignation of two current directors of the Company; and (ii) the appointment of two directors recommended by the SPA III Investors. The closing will occur on the date that is six months from the closing of SPA II.

Reverse Stock Split

On October 8, 2024, the Company filed a Certificate of Amendment to its Certificate of Formation with the Secretary of State of Texas to effect on the corporate level a one-for-ten reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Common Stock, no par value.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on October 10, 2024. The trading symbol for the Common Stock remains “INHD”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 4576JP208.

As a result of the Reverse Stock Split, every ten (10) shares of the pre-split issued and outstanding shares of Common Stock automatically converted into one (1) post-split share of Common Stock. All fractional shares were rounded up to the nearest whole share.

Nasdaq Notice of Failure to Company with Continue Listing Standards

On April 12, 2024, the Company received a letter (the “First Notice”) from The Nasdaq Stock Market, LLC (the “Nasdaq”) notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

On October 10 2024, the Company received a new letter (the “Delisting Notice”) from The Nasdaq Stock Market notifying the Company that, as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by the Compliance Deadline, Nasdaq has determined to delist the Company’s common stock from the Nasdaq Capital Market. Unless the Company submits an appeal and a hearing request appealing the delisting determination to Nasdaq by no later than 4:00pm Eastern Time on October 17, 2024 (the “Appeal Deadline”), the Company’s common stock will be suspended at the opening of business on October 21, 2024 and will be delisted from the Nasdaq Capital Market.

On October 16, 2024, the Company intended to appeal Nasdaq’s determination to a hearings panel (the “Hearings Panel”).

On October 25, 2024, the Company received written notice (the “Compliance Notice”) from the Nasdaq Office of General Counsel of Nasdaq informing the Company that it has regained compliance with the Minimum Bid Price Requirement, and that the Company’s securities will continue to be listed and traded on The Nasdaq Stock Market. In the Compliance Notice, Nasdaq notified the Company that the hearing before the Hearings Panel on December 12, 2024 is no longer required and has been cancelled.

Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement and the matter is now closed.

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Departure and Appointment of Certain Officer and Directors

On October 15, 2024, the Board of Directors (“Board”) of the Company accepted the resignation of Tianwei Li from his position as Chief Executive Officer of the Company. Mr. Li continues to serve as the Company’s Chief Financial Officer and as a director.

On October 15, 2024, the Board accepted the resignation of Li Gong from her position as Chief Operations Officer.

On October 15, 2024, the Board accepted the resignation of Ying Liu from her position as Chairwoman and a director of the Board.

On October 15, 2024, the Board accepted the resignation of Chen Sung from his position as a director of the Board. Mr. Sung was an independent director of the Company and served as chairman of the Compensation Committee and the Audit Committee.

On October 15, 2024, upon the recommendation of the SPA II Investors in accordance with SPA II, the Board appointed Ding Wei, effective October 15, 2024, to fill the Chief Executive Officer, director and chairman vacancy and to hold such positions until his resignation or removal. Mr. Wei, 44 years old, has been the founder, chairman, and general manager of Yangzhou Ruide Fei Technology Co., Ltd. and Yangzhou Yu Chen Saiwen Information Consulting Co., Ltd. since July 2014. Mr. Wei holds a bachelor’s degree in computer science and information systems from CARICH Education of New Zealand. The Company will compensate Ding Wei for his service as chief executive officer of the Company at a salary of $60,000 annually, subject to his continued service.

On October 15, 2024, upon the recommendation of the SPA II Investors in accordance with SPA II, the Board appointed Yufang Qu, effective thereof, to the Board to fill the director vacancy left by Chen Sung and to hold such office until their resignation or removal. Ms. Qu, 58 years old, served as an accountant of Shuangyashan Shijixing Construction Engineering Co., Ltd. from 2004 to 2022. Ms. Qu graduated from Shuangyashan Radio and Television University in 1993 with a bachelor’s degree in financial accounting. The Company will compensate Yufang Qu for her service as a non-employee director consistent with the compensation provided to other non-employee directors. Accordingly, Yufang Qu will receive $10,000 in cash per quarter, subject to her continued service on the Board, respectively. Yufang Qu is expected to serve on the Compensation Committee and Audit Committee.

On October 23, 2024, the Board received and accepted the resignation of Tianwei Li from his position as a director of the Board. Mr. Tianwei Li continues to serve as the Company’s Chief Financial Officer.

On October 23, 2024, the Board received and accepted the resignation of Hongbo Li from his position as a director of the Board. Mr. Hongbo Li was an independent director of the Company and served on the Compensation Committee and the Audit Committee.

On October 23, 2024, the Board appointed Mengshu Shao, effective October 23, 2024, to the Board to fill the director vacancy left by Mr. Tianwei Li and to hold such office until her resignation or removal. Mengshu Shao, 33 years old, served as internal auditor manager at Agile Group from October 2021 to September 2024. From May 2019 to September 2021, Ms. Shao held the position of internal auditor at Cedar Holdings. From August 2016 to April 2019, Ms. Shao worked as an auditor at PwC Mainland China. Ms. Shao graduated from Jinan University in June 2016 with a master’s degree in accounting. The Company will compensate Mengshu Shao for her service as a non-employee director consistent with the compensation provided to other non-employee directors. Accordingly, Mengshu Shao will receive $10,000 in cash per quarter, subject to her continued service on the Board, respectively.

On October 23, 2024, the Board appointed Yongbo Mo, effective October 23, 2024, to the Board to fill the independent director vacancy left by Mr. Hongbo Li and to hold such office until his resignation or removal. Yongbo Mo, 28 years old, has been working at Shanghai Haineng Investment Consulting Company as a Product Manager since February 2022. From June 2018 to January 2022, Mr. Mo served as a Media Manager at Zhengzhou Houde Technology Co., Ltd. Mr. Mo graduated from Zhengzhou Information Technology Vocational School in September 2017 with a bachelor’s degree in Investment and Finance. The Company will compensate Yongbo Mo for his service as a non-employee director consistent with the compensation provided to other non-employee directors. Accordingly, Yongbo Mo will receive $10,000 in cash per quarter, subject to his continued service on the Board, respectively. Yongbo Mo is expected to serve on the Compensation Committee and Audit Committee.

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October 2024 Private Placement

On October 31, 2024, the Company entered into a securities purchase agreement with certain investors, providing for the sale and issuance of 500,000 shares of the Company’s common stock, no par value, for an aggregate purchase price of $2,000,000 at $4.00 per share (the “October 2024 Private Placement”). The offering closed on November 6, 2024.

On October 31, 2024, in connection with the October 2024 Private Placement, the Company entered into a registration rights agreement with the investors. The registration rights agreement provided, among other things, that the Company will as soon as reasonably practicable, and in any event no later than December 31, 2024, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the shares of Common Stock. The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

November 2024 Private Placement

On November 13, 2024, the Company entered into a securities purchase agreement with nine non-U.S. investors, pursuant to which the Company agreed to issue and sell in a private placement offering (the “November 2024 Private Placement”) an aggregate of 729,167 shares of common stock, no par value, at a purchase price per share of $4.80, for gross proceeds of approximately $3.5 million, of which proceeds will be used for working capital and other general corporate purposes. The offering closed on December 13, 2024.

In connection with the November 2024 Private Placement, the Company entered into a registration rights agreement with the investors, pursuant to which, among other things, the Company is required to prepare and file with the SEC one or more registration statements to register for the resale of the shares no later than December 31, 2024. The Company is required to use best efforts to have such registration statement(s) declared effective as promptly as possible thereafter.

December 2024 Private Placement

On December 11, 2024, the Company entered into a securities purchase agreement with nine non-U.S. investors, pursuant to which the Company agreed to issue and sell in a private placement offering (the “December 2024 Private Placement”) an aggregate of 700,000 shares of common stock, no par value, at a purchase price per share of $2.50, for gross proceeds of approximately $1.75 million, of which proceeds will be used for working capital and other general corporate purposes. The offering closed on December 23, 2024.

In connection with the December 2024 Private Placement, the Company entered into a registration rights agreement with the investors, pursuant to which, among other things, the Company is required to prepare and file with the SEC one or more registration statements to register for the resale of the Shares no later than January 31, 2025. The Company is required to use best efforts to have such registration statement(s) declared effective as promptly as possible thereafter.

Business Developments

On December 13, 2024, we announced that the Company is now developing a new venture in electronic products trading while expanding its sales and distribution network across Asia. Furthermore, since December 2024, INNO has been undergoing a digital transformation in marketing, distribution and sales. This transformation aims to expand the Company’s reach into various electronic products and redefine the landscape of online marketing, sales and distribution.

Corporate Information

Our principal executive office is located at 2465 Farm Market 359 South, Brookshire, TX 77423. Our corporate website address is https://www.innoholdings.com. Our telephone number is (800) 909-8800.

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Corporate Structure

The Company was incorporated in Texas on September 8, 2021. It originally had three subsidiaries, Inno Metal Studs Corp (“IMSC”), Castor Building Tech LLC (“CBT”), and Inno Research Institute LLC (“IRI”).

On January 21, 2024, the Company established Inno Disrupts Inc., a wholly owned subsidiary in Texas. The purpose of Inno Disrupts Inc. is to remodel buildings using the Company’s framing steel products, enhance producing and marketing capabilities, manage the designated buildings in US, and other activities.

On January 27, 2024, the Company and the minority shareholder of IRI agreed to dissolve IRI, a subsidiary of IMSC with 65% ownership. The R&D activities previously carried out by IRI will be transferred to the new subsidiary, Inno AI Tech Corp.

On February 11, 2024, the Company formed Inno AI Tech Corp., a wholly owned entity in Texas to conduct AI tech research and consulting activities.

On October 18, 2024, the Company completed the acquisition of 10,000 shares of Lear Group Limited (“Lear”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Lear became a wholly-owned subsidiary of the Company. The acquisition of Lear was undertaken to support the Company’s entry into a new business initiative focused on electronic product trading.

On December 13, 2024, the Company completed the acquisition of 10,000 shares of Baymax High Technology Co., Limited (“Baymax”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Baymax became a wholly-owned subsidiary of the Company.

Below is the corporate structure of the Company as of the date of the prospectus:

Going Concern

As of September 30, 2024, our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Information Regarding our Capitalization

As of December 24, 2024, we had 4,209,127 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, investments in our subsidiaries, investment in existing or future projects, repurchasing or redeeming our securities, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	warrants to purchase shares of our common stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $150,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the capital stock of the Company. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of formation and amended and restated bylaws, as amended, copies of which have been filed with the SEC and applicable law. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our amended and restated certificate of formation, amended and restated bylaws, and to the applicable provisions of Texas law.

General

The Company is authorized to issue one class of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, all of which are common stock, which 4,209,127 shares of which are issued and outstanding as of December 24, 2024. As of December 24, 2024, there were 31 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

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Dividend Rights. Subject to limitations under Texas law, holders of the Company’s common stock may receive dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable.

Registration Rights Agreement

Pursuant to an Investors’ Rights Agreement by and between us and certain investors, we are obligated to register for resale the total registrable shares of common stock of such investors. We must register such shares within one hundred eighty (180) days after the effective date of the registration statement for the Company’s initial public offering and if the Company receives a request from 50% of the registerable common stock. We must also file a Form S-3 registration statement after eligibility if the Company receives a request from 50% of the registerable common stock.

Anti-takeover Effects of Certain Provisions of Our Shareholders Agreement, Bylaws and Texas Law

Our shareholders agreement, amended and restated bylaws and the Texas Business Organizations Code (“TBOC”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

Exclusive Forum

Our amended and restated bylaws provide that the state or federal courts located in Harris County, Texas will be the exclusive forum for: (i) any actual or purported derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty by any of our current or former directors or officers; (iii) any action asserting a claim against us or our current or former directors or officers arising pursuant to the Texas Business Organizations Code, or the TBOC, our amended and restated certificate of formation, or our amended and restated bylaws; or (iv) any action asserting a claim against us or our current or former officers or directors that is governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This provision does not apply to claims brought under the Securities Act or the Exchange Act. The exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Capital stock

Texas law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes.

Our Board may generally issue shares of common stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of common stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

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Vacancies

Our amended and restated certificate of formation provides that directors may be removed only for cause. In addition, our amended and restated certificate of formation also provides that any vacancy occurring in our Board may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of our Board), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Texas law, the right to vote cumulatively does not exist unless the certificate of formation specifically authorizes cumulative voting. Our certificate of formation does not authorize cumulative voting. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special shareholder meetings

Our amended and restated certificate of formation provides that special meetings of our shareholders may be called at any time by our Board, the chairman of the Board or the chief executive officer of the Company. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and shareholder proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of individuals for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to the anniversary date or delayed more than 60 days after the anniversary date, then to be timely the notice must be received by the Company no later than 70 days prior to the date of the annual meeting or the close of business on the 7th day following the earlier of the date on which notice of the annual meeting was first mailed or the date on which the meeting date is announced publicly. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our shareholders agreement provides that any action required or permitted to be taken at a meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders.

Amendment and restatement of bylaws

Our amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and our amended and restated certificate of formation.

The combination of the classification of our Board and the lack of cumulative voting will make it more difficult for shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

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These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the TBOC, with certain exceptions, our shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Company or, if they are unable to reach agreement, as determined by the State District Court in Brookshire, Texas.

Shareholders’ derivative actions

Under the TBOC, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Right of first refusal

Under the shareholders agreement, our shareholders grant us a right of first refusal to purchase all or any portion of transfer stock that any shareholder may propose to transfer. These provisions are designed to reduce our vulnerability to having unfamiliar individuals hold shares of our Company’s stock, which safeguards our financial and ownership interests.

Limitations on liability and indemnification of officers and directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our amended and restated bylaws include a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

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Business combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

●	prior to such time, our Board approved either the business combination of the transaction which resulted in the shareholder becoming an affiliated shareholder; or

●	not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 2/3 of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our Board because the shareholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC., 18 Lafayette Place, Woodmere, New York 11598. Their phone number is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “INHD.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities or common stock will be separately transferable;

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●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Inno Holdings Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

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We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, debt securities, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

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General

We may issue units comprised of one or more shares of our common stock, debt securities, rights and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), at-the-market offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

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To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the Common Stock, which is currently listed and traded on the Nasdaq. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any Common Stock sold by this prospectus will be listed for trading on the Nasdaq subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our Common Stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over- allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

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LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters or placement agents of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2024 and 2023 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and incorporated by reference into in this prospectus have been audited by Simon & Edward, LLP and TAAD LLP, respectively, both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at https://www.innoholdings.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the SEC on December 9, 2024;

●	our Current Reports on Form 8-K filed with the SEC on October 8, 2024, October 15, 2024, October 16, 2024,October 24, 2024, November 1, 2024, November 19, 2024, November 26, 2024, December 13, 2024, December 17, 2024,/December 17, 2024, and December 23, 2024, other than any portions thereof deemed furnished and not filed; and

●	our description of our common stock contained in the Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on January 16, 2024.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

2465 Farm Market 359 South

Brookshire, TX 77423

(800) 909-8800

You may also access these filings on our website at https://www.innoholdings.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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1,332,000 Shares of Common Stock

INNO HOLDINGS INC.

PROSPECTUS SUPPLEMENT

January 20, 2026